                        AGREEMENT REGARDING VESTING AND
                          ADJUSTMENT OF STOCK OPTIONS


     This Agreement is entered into on June 25, 1996, between Parris H. Holmes, Jr. ("Employee"), U.S. Long Distance Corp., a Delaware corporation (the "Company"), and Billing Information Concepts Corp., a Delaware corporation ("Billing"), but effective as of the date of distribution of the common stock of Billing to holders of the Company's common stock (the "Distribution Date"). Since the effectiveness of this Agreement is expressly contingent on the spinoff of Billing through its distribution to the Company's stockholders, if such condition precedent does not occur as anticipated by the parties hereto, this Agreement will be void AB INITIO, and the prior agreement regarding vesting of stock options entered into between the parties will remain in full force and effect.

     WHEREAS, Employee has been granted and may hereafter be granted options under the Company's 1990 Employee Stock Option Plan (as amended from time to time, the "Option Plan") to acquire shares of common stock, $.01 par value, of the Company; and

     WHEREAS, Billing and Employee have entered into an Amended and Restated Employment Agreement on June 25, 1996 to be effective as of the Distribution Date (the "Employment Agreement"); and

     WHEREAS, as contemplated in the Employment Agreement, the parties desire that (i) options granted to Employee under the Option Plan ("Options") become fully exercisable by Employee upon the Distribution Date, (ii) Options granted prior to the Distribution Date be adjusted in exercise price and/or number, as may be appropriately determined by the Company in good faith, to prevent diminution in value of the Options granted to Employee prior to the Distribution Date as a result of the spinoff of Billing, taking into consideration options granted to Employee by a stock option plan to be established by Billing (the "Billing Option Plan"), and (iii) that all previously granted Options be exercisable until two years following the Distribution Date, notwithstanding any employment requirement otherwise required under the Option Plan; and

     WHEREAS, in consideration of Employee's efforts in increasing the value of Billing prior to the Distribution Date, and in order to prevent diminution in value of Options previously granted to Employee, Billing desires to establish the Billing Option Plan and to grant Employee options to purchase shares of Billing's common stock ("Billing Options") under terms and conditions substantially identical to Options previously granted to Employee by the Company (without an employment requirement limiting the exercise period, unless and until Employee becomes an employee of Billing), ratably adjusted in good faith by Billing to ensure that following the Distribution Date Employee will have Options and Billing Options which, taken in aggregate, provide that same economic benefit to Employee as Options previously granted to Employee prior to the Distribution Date;

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     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding any provisions to the contrary contained in resolutions granting or agreements governing Options heretofore granted to Employee under the Option Plan, conditioned expressly upon the distribution of the common stock of Billing to holders of the Company's common stock as of the Distribution Date, then, in any such event, immediately upon the Distribution Date, (i) all Options which have not lapsed shall become fully vested and exercisable (if not already vested and exercisable) by Employee for the remainder of the exercise period established under the Option Plan, or two years following the Distribution Date, whichever occurs later, (ii) the Company shall, in good faith, cause the Options to be adjusted in exercise price or number so as to prevent any diminution in the value of the Options as a result of the spinoff of Billing, taking into consideration options granted to Employee by a stock option plan to be established by Billing; and (iii) Billing shall cause to be granted to Employee Billing Options determined by Billing, in good faith, in such amount and at such exercise prices when, taken in aggregate with Options previously granted to Employee and as subsequently adjusted as provided herein, prevent any diminution in value of the Options previously granted to Employee prior to the Distribution Date as a result of the spinoff of Billing, such Billing Options to be exercisable at such time as originally provided for under the Option Plan, without regard to any employment requirement of the Employee at Billing (unless Employee transfers employment to Billing, in which case the employment requirement for exercise shall be applicable from that date forward).

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date indicated above.

         COMPANY:            U.S. LONG DISTANCE CORP.


                             By:  /s/ LARRY M. JAMES
                                --------------------------------
                             Name: Larry M. James


         BILLING:            BILLING INFORMATION CONCEPTS CORP.


                             By:  /s/ ALAN W. SALTZMAN
                                --------------------------------
                             Name: Alan W. Saltzman





         EMPLOYEE:           /s/ PARRIS H. HOLMES, JR.
                             -----------------------------------
                             PARRIS H. HOLMES, JR.